Exhibit 10.8 - Confidential Materials Omitted And Filed Separately With The Securities And Exchange Commission. Asterisks Denote Omissions

EXCLUSIVE LICENSE AND DISTRIBUTION AGREEMENT

by and between

IBSA INSTITUT BIOCHIMIQUE SA (SWITZERLAND)

and

ALPHARMA PHARMACEUTICALS LLC

a Delaware Limited Liability Company

EXCLUSIVE LICENSE AND DISTRIBUTION AGREEMENT
BETWEEN IBSA INSTITUT BIOCHIMIQUE SA (SWITZERLAND) / ALPHARMA PHARMACEUTICALS LLC

1. DEFINITIONS

2. LICENSE GRANT

3. DISTRIBUTION AND LICENSE UPFRONT PAYMENT

4. OWNERSHIP OF THE PRODUCT NDA AND PRODUCT MANUFACTURING

5. DISCLOSURE OF SCIENTIFIC AND TECHNICAL INFORMATION-CONFIDENTIALITY

6. MARKETING OF THE PRODUCT

7. INTELLECTUAL PROPERTY RIGHTS

8. QUALITY AND QUALITY ASSURANCE

9. INDEMNIFICATION

10. PHARMACOVIGILANCE OF THE PRODUCT

11. SALES FORECAST AND PURCHASE ORDERS

12. TRANSFER PRICE

13. PAYMENT TERMS

14. SHIPPING TERMS

15. TERM AND TERMINATION

16. RIGHTS AND DUTIES AFTER TERMINATION OR EARLIER CANCELLATION

17. CHANGE OF CONTROL

18. REPRESENTATIONS, WARRANTIES AND COVENANTS

19. BREACH AND DISPUTE RESOLUTION

20. MISCELLANEOUS

21. NOTICES

22. GOVERNING LAW AND JURISDICTION

LIST OF ENCLOSURES:

Enclosure 1.01 PRODUCT

Enclosure 1.02 PRODUCT SPECIFICATIONS

Enclosure 1.05 TRADEMARK

Enclosure 1.15 PATENTS

Enclosure 4.01 FDA APPROVAL FOR THE NDA 21234 FOR FLECTOR PATCH

Enclosure 4.05 ****

Enclosure 8.03 QUALITY AGREEMENT TERMS

Enclosure 10.01 PHARMACOVIGILANCE AGREEMENT - TERMS

Enclosure 12.01 PRODUCT AND TRANSFER PRICES

EXCLUSIVE LICENSE AND DISTRIBUTION AGREEMENT (the "Agreement"), dated as of August 16, 2007 (the "Execution Date") is by and between

IBSA INSTITUT BIOCHIMIQUE SA (SWITZERLAND)
a Swiss organization incorporated in accordance with the laws of Switzerland and having its registered office at
Via al Ponte 13, 6903 Lugano, Switzerland
(hereinafter referred to as "IBSA")
and
Alpharma Pharmaceuticals LLC
a Delaware Limited Liability Company having its
executive offices at
1 New England Avenue
Piscataway, New Jersey 08854, USA

(hereinafter referred to as "COMPANY")

WITNESSETH THAT

Whereas, IBSA is a company engaged in production and marketing of pharmaceutical PRODUCT and owns the confidential scientific and technical information, trade secrets, PATENTS and KNOW-HOW (as defined hereinafter), concerning the PRODUCT, (as defined below);

Whereas IBSA has received FDA approval for the NDA 21234 for the PRODUCT and wishes to license the NDA to COMPANY on an exclusive basis;

Whereas, COMPANY is engaged, among other things, in the preparation, manufacture, distribution and sale of finished dosage pharmaceutical product in the TERRITORY and COMPANY, subject to the terms and conditions set forth in this Agreement, and confirms its interest for obtaining the license and the rights to promote, distribute and sell the PRODUCT in the TERRITORY;

Whereas, IBSA and COMPANY hereby agree that this Preamble will be an integral part of this Agreement, having the same force and effect as the other provisions contained in this Agreement, and that accordingly the relevant terms used in this Preamble shall have the respective meaning defined under Art. 1 ("Definitions") of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Parties hereto agree as follows:

ART. I DEFINITIONS

The terms defined in this Article 1 shall for all purposes of this Agreement have the meanings specified in this Article 1.

1.01 The term "PRODUCT" shall mean the following pharmaceutical preparation, available at the date of the present Agreement, namely:

FLECTOR Patch (Diclofenac Epolamine- Topical Patch) as described in Enclosure 1.02 hereto in a form ready for sale to the ultimate customer.

1.02 The term "PRODUCT SPECIFICATIONS" means the PRODUCT SPECIFICATIONS as approved in the PRODUCT NDA and set forth in Enclosure 1.02 hereto

1.03 The term "TERRITORY" as used in this Agreement shall mean the United States of America (including all of its states, Puerto Rico, the District of Columbia and all territories, possessions and commonwealths).

1.04 The term "KNOW-HOW" shall mean all scientific and technical information, trade secrets and data owned by IBSA relating to the PRODUCT, including all confidential technical-analytical, preclinical and clinical data, literature, bulletins and other pertinent information related thereto and which may be exclusively useful to COMPANY in marketing and selling the PRODUCT and/or in maintaining and in filing any necessary Governmental authorizations to sell the PRODUCT.

1.05 The term "TRADEMARK" shall mean the trademark of IBSA's property, as per Enclosure 1.05 to this Agreement.

1.06 The term "IBSA" shall also mean any company controlling, controlled by or under common control with IBSA, which shall be appointed by IBSA to perform on its behalf obligations arising out of this Agreement and which will be responsible for the fulfilment thereof; provided that IBSA shall remain liable to COMPANY for all of its obligations as set forth herein.

1.07 The term "FIRST MARKETING YEAR" shall mean the first complete twelve-month period subsequent to the LAUNCHING DATE. "SECOND MARKETING YEAR" shall mean the twelve-month period commencing from the end of the FIRST MARKETING YEAR and so on.

1.08 The term "FDA" shall mean the United States Food and Drug Administration

1.09 The term "PRODUCT NDA" shall mean the FDA approval for the NDA 21234 for FLECTOR PATCH (Brand Name Drug) with Diclofenac Epolamine as the main active ingredient.

1.10 The term "REGISTRATION FILE" shall mean all the information, including regulatory, technical and clinical data, concerning the PRODUCT and that have been required to obtain the PRODUCT NDA.

1.11 The term "LAUNCHING DATE" shall mean the first date on which COMPANY's sales representatives are actively detailing and sampling the PRODUCT in the TERRITORY.

1.12 The term "CONFIDENTIAL INFORMATION" shall mean any and all regulatory, technical, manufacturing, business, financial, operational, administrative, marketing or economic information, data, documents, designs, patents, materials, product samples and know-how pertaining to IBSA or to COMPANY, as the case may be, disclosed by either Party to the other Party, whether orally or in writing or in pictorial form or on magnetic diskette or in whatsoever other form, in connection with the performance of this Agreement by the Parties, as well as any and all written information, documents and designs of whatsoever kind marked in English, or otherwise identified, as confidential or proprietary or secret.

1.13 The term "API" shall mean the active pharmaceutical ingredient for the PRODUCT as specified in the PRODUCT's NDA.

1.14 The term "cGMP" shall mean the FDA's then-current Good Manufacturing Practices applicable to the manufacture of pharmaceutical product for human use in the United States, as provided in the FDA's guidance documents.

1.15 The term "PATENTS" shall mean the patents of IBSA's property, listed in Enclosure 1.15 hereto, and those that may be subsequently granted pursuant to the applications which will become part of said Enclosure, as well as any future extension or renewal thereof.

1.16 The term "EXECUTION DATE" shall mean the official date of this Agreement as set forth at the top of the Agreement.

1.17 The term "QUALITY AGREEMENT" shall mean the QUALITY AGREEMENT that will be entered in by the Parties after the signing of this Agreement and covering all the covenants referring to production, packaging, shipment, acceptance and recall of the PRODUCT.

1.18 "PHARMACOVIGILANCE AGREEMENT" shall mean the PHARMACOVIGILANCE AGREEMENT that will be entered in by the Parties after the signing of this Agreement

1.19 The term "COMPANY MARK" shall have the meaning provided in Section 2.02.

1.20 The term "REGULATORY AUTHORITY" means the FDA and any other health and drug enforcement agency in any country that has responsibility for granting regulatory approval for the manufacture, marketing or sale of the PRODUCT.

1.21. The term "FAILURE TO SUPPLY" means any consecutive **** period after any required delivery date in accordance with Section 11.05 during which IBSA has not timely delivered to COMPANY at least **** ordered in compliance with Article XI hereof; provided that non-delivery by reason of FORCE MAJEURE shall not be a FAILURE TO SUPPLY.

1.22 The term "NEGATIVE MARKET EVENT" means ****.

1.23 The term "COMMENCEMENT DATE" means the first date upon which all of the conditions precedent set forth in Section 15.02 are satisfied.

1.24 The term "CONTRACT MANUFACTURER" means **** or any other third party that is reasonably acceptable to COMPANY and approved by FDA and any other applicable authorities which manufactures the PRODUCT supplied to COMPANY by IBSA under the terms of this Agreement.

1.25 The term "CHANGE OF SHAREHOLDING CONTROL'', when applied to COMPANY, means the purchase or other acquisition by a third party after the EXECUTION DATE of more than 50% of the voting securities of COMPANY.

ART. II LICENSE GRANT

2.01

(a) IBSA hereby grants to COMPANY and COMPANY hereby accepts from IBSA, upon and subject to all terms and conditions of this Agreement, an exclusive license, including as to IBSA, to market, promote, distribute sell and use the PRODUCT under the NDA in the TERRITORY.

(b) IBSA hereby grants to COMPANY and COMPANY hereby accepts from IBSA, upon and subject to all terms and conditions of this Agreement, an exclusive license, including as to IBSA, to use the KNOW HOW, and PATENTS and TRADEMARK to market, promote, distribute, sell and use the PRODUCT under the NDA in the TERRITORY (together with the distribution rights granted in subsection (a), the "IBSA LICENSED PROPERTY").

(c) COMPANY hereby grants to IBSA and IBSA hereby accepts from COMPANY, upon and subject to all terms and conditions of this Agreement, a license to use the COMPANY MARK solely in connection with the manufacture of the PRODUCT to be sold by COMPANY under this Agreement.

2.02 COMPANY may market the PRODUCT only under the TRADEMARK and the COMPANY's own trademark, "ALPHARMA" and its related logo ("COMPANY MARK").

2.03 COMPANY shall not grant any sub-license to the IBSA LICENSED PROPERTY to third parties without the previous written approval of IBSA, which consent shall not be unreasonably withheld or delayed; provided that notwithstanding the foregoing, COMPANY may ****.

ART. III DISTRIBUTION AND LICENSE UPFRONT PAYMENT

3.01 COMPANY agrees to purchase, all of its requirements for the distribution, promotion and sale of the PRODUCT in the TERRITORY exclusively from IBSA. IBSA agrees not to sell the PRODUCT itself or sell the PRODUCT to any third party for sale or distribution in the TERRITORY.

IBSA shall not be liable for any sales in the TERRITORY of the PRODUCTS made by third parties who have legitimately purchased the PRODUCTS for other markets; provided that IBSA will ****.

3.02 For the use of the IBSA LICENSED PROPERTY, COMPANY agrees to

(a) pay to IBSA a non-refundable license fee, subject to the terms herein including Section 15.08, in an amount equal to **** (the "UPFRONT PAYMENT"); and

(b) issue warrants pursuant to which IBSA is granted the right to purchase **** shares of the Class A common stock of Alpharma, Inc. for **** per share at anytime before the **** anniversary of the EXECUTION DATE in accordance with applicable law.

The UPFRONT PAYMENT set forth in (a) is contingent upon, and shall take place within 7 (seven) days after, the COMMENCEMENT DATE. COMPANY shall have credit against the UPFRONT PAYMENT in (a) above for the **** paid in connection with the Letter of Intent executed in connection herewith. The warrant issuance set forth in (b) is contingent upon the COMMENCEMENT DATE, and shall take place by the later of the date that is (i) **** days after the EXECUTION DATE and (ii) **** days after the COMMENCEMENT DATE.

Subject to IBSA using its best efforts to timely obtain all clearances necessary under the Hart-Scott-Rodino Antitrust Improvements Act ("HSR CLEARANCE"), in the event that HSR CLEARANCE is not obtained and the waiting period under the Hart Scott-Rodino Act has not been terminated as of the date that is 45 (forty five) days following the EXECUTION DATE, COMPANY agrees to issue to IBSA a letter of credit in an amount equal to the UPFRONT PAYMENT (minus the **** paid in connection with the Letter of Intent executed in connection herewith), which letter of credit shall be payable solely in the event that the conditions set forth in Section 15.02 have been fulfilled. The letter of credit will terminate immediately (i) in the event that either of the Parties elects to terminate this Agreement in accordance with Section 15.06 or (ii) on the date that is **** days after the EXECUTION DATE. Within **** business days following payment under such letter of credit, COMPANY will also pay IBSA an amount equal to the interest accrued on the UPFRONT PAYMENT during the period from the issuance of the letter of credit through and including the date of payment thereunder. The interest rate shall be LIBOR as published in The Wall Street Journal on the business day immediately preceding the date on which COMPANY pays IBSA such interest. For the avoidance of doubt, the payment under the letter of credit will fully satisfy COMPANY's obligations under the first sentence of this Section 3.02.

3.03 The above-mentioned amounts shall be paid net of any income taxes required to be withheld in the TERRITORY.

3.04 The above-mentioned UPFRONT PAYMENT will be either paid in accordance with the terms of the letter of credit or to the IBSA bank account, which account shall have been communicated by IBSA in due time.

ART. IV OWNERSHIP OF THE PRODUCT NDA AND PRODUCT MANUFACTURING

4.01 IBSA has received FDA approval for the NDA 21234 for FLECTOR PATCH (Brand name Drug) with Diclofenac Epolamine as the main active ingredient as specified in Enclosure 4.01 hereto.

4.02 The PRODUCT NDA shall always remain property of IBSA or its United States Affiliate. Nothing in this Agreement shall be considered as a title to transfer the NDA to COMPANY and or to COMPANY Affiliates.

4.03 IBSA shall be responsible, at its sole cost and expense, for the maintenance of, and shall maintain, the PRODUCT NDA and any supplements thereto, the associated Investigation New Drug application and all other regulatory approvals required in respect of the manufacture and commercialization of the PRODUCT, including, without limitation, the filing of annual reports with the FDA (including reports concerning medical drug safety), the performance and submission of stability studies on batches of the PRODUCT as may be required under cGMP requirements and FDA regulations, the preparation and filing of any notices, amendments or supplements as may be required to change or add another source of supply of the API for such PRODUCT. COMPANY shall be appointed the agent of IBSA for the purposes of the FDA filings and interactions related to sales and promotional activities, communications with the Division of Drug Marketing, Advertising and Communication, Serious Adverse Drug Reports ("SAE's") and the reporting of SAE's from clinical trials relating to the PRODUCT. COMPANY shall keep IBSA fully advised of all actions which it takes as IBSA's agent and will not act contrary to any instructions received from IBSA. Since COMPANY will be the primary contact for PRODUCT sold in the TERRITORY (i.e. name-address-phone number on label), COMPANY will have primary responsibility for all pharmacovigilance activities, reporting said incidences to IBSA for inclusion in its annual report.

4.04 To the extent COMPANY is not the agent of IBSA pursuant to Section 4.03, (a) COMPANY undertakes to advise and assist at no cost to IBSA in all regulatory activities related to the maintenance of the PRODUCT NDA in the TERRITORY and (b) COMPANY shall have the option to participate in any meetings with the FDA related to the PRODUCT and IBSA shall permit COMPANY to review any correspondence to or from the FDA related to the PRODUCT. Since COMPANY distributes the PRODUCT in the Territory, COMPANY will have primary responsibility for pharmacovigilance activities in the Territory, and agrees to report pharmacovigilance matters to IBSA for inclusion in its annual report.

4.05 IBSA shall have the responsibility to manufacture the PRODUCT and deliver it to COMPANY in accordance with all of the terms and conditions of this Agreement. IBSA shall utilize **** as the CONTRACT MANUFACTURER unless IBSA uses another CONTRACT MANUFACTURER. IBSA will keep its supply agreement with **** in full force and effect in accordance with the **** (the form of which is attached hereto at Enclosure 4.05) and not modify it in a manner that eliminates **** obligation to supply PRODUCT to IBSA ****. All actions of the CONTRACT MANUFACTURER shall be deemed to be actions of IBSA for which IBSA shall be fully responsible pursuant to the terms of this Agreement. Any company appointed by IBSA to participate in the manufacturing process or in the analytical or testing control must be included in the REGISTRATION FILE and authorised by the FDA. As soon as practicable following the COMMENCEMENT DATE and no later than the beginning of the FIRST MARKETING YEAR, IBSA, at its cost, shall commence action to qualify with the FDA a second manufacturing site in combination with the continued use of the CONTRACT MANUFACTURER. IBSA shall use its best efforts to approve and qualify with the FDA said second manufacturing site so that it is fully operational to make the PRODUCT no later than the beginning of the THIRD MARKETING YEAR.

ART. V DISCLOSURE OF SCIENTIFIC AND TECHNICAL INFORMATION - CONFIDENTIALITY

5.01 In relation to the Confidential Information disclosed by one Party to the other, each Party agrees:

a) not to publish or provide or make available any of the other Party's Confidential Information in any form to any third party;

b) not to use or reproduce any of the other Party's Confidential Information except for use reasonably necessary for its performance of this Agreement.

5.02 Each Party may provide or make available the Confidential Information disclosed by the other:

a) to those of its employees who have a need to know consistent with the receiving Party's authorised use of that Confidential Information;

b) to its Affiliates, in order to reasonably perform this Agreement, in which event the recipients of the Confidential Information shall be bound by obligations of confidentiality no less onerous than those contained in this Clause.

5.03 The obligations of confidentiality and non-use set forth under paragraph 5.01 above shall not apply to any part of the Confidential Information which:

a) is in or comes into the public domain in any way without breach of this Agreement by the receiving Party;

b) the receiving Party can show what was in its possession or known to it by being in its use or being recorded in its files or computers or other recording media prior to receipt from the disclosing Party and was not previously acquired by the receiving Party from the disclosing Party under an obligation of confidence;

c) the receiving Party obtains or has available from a source other than the disclosing Party without breach by the receiving Party or such source of any obligation of confidentiality or non-use towards the disclosing Party;

d) is disclosed by the receiving Party (i) with the prior written approval of the disclosing Party or (ii) without such approval, after a period of **** years from the date of this Agreement or **** years from the date of termination of this Agreement whichever is later.

5.04 The Parties agree not to disclose the terms of this Agreement to third parties, other than Affiliates, and neither shall make any announcement in relation to or otherwise publicise its contents without the prior written approval of the other, except as required by law. Notwithstanding the foregoing, the receiving Party shall be entitled to make any disclosure required by law or by any governmental authority of the other Party's Confidential Information provided that it gives the other Party not less than **** business days notice of such disclosure.

5.05 Within **** days following the termination or expiration of this Agreement, each party shall return Confidential Information to the other. Each Party may retain in the office of its legal adviser one copy of the written Confidential Information as appropriate for record purposes only.

5.07 IBSA undertakes to provide COMPANY with all documentation and information concerning technical and scientific data relating to the PRODUCT which in the future may come into IBSA's possession during the validity of this Agreement.

5.08 During the life of this Agreement and for **** years after its expiration or termination, for whatsoever reason, COMPANY shall keep confidential and secret all the Confidential Information which is disclosed to it by IBSA under this Agreement, subject to the terms of this Article V.

ART. VI MARKETING OF THE PRODUCT

6.01 COMPANY undertakes to launch the PRODUCT in the TERRITORY within **** months from the COMMENCEMENT DATE of this Agreement.

COMPANY shall inform IBSA of the LAUNCHING DATE of the PRODUCT with a notice of at least ****.

6.02 In marketing the PRODUCT, COMPANY shall use the same channels and methods, and exercise the same diligence, used by COMPANY in marketing its own PRODUCT; provided that in addition to utilizing its own sales force, COMPANY may also utilize a contract sales organization. So long as COMPANY satisfies the criteria set forth in the previous sentence, all specific marketing strategies, plans and actions shall be within the discretion of COMPANY.

6.03 The PRODUCT shall be promoted in accordance with the scientific profile, the therapeutic indications as permitted by the NDA and the promotional guidelines established by COMPANY to the extent such guidelines comply with any law and regulation in force in the TERRITORY.

6.04 COMPANY agrees not to actively promote, either directly or indirectly, through its field force ****, without IBSA's previous written consent, for a period of **** from the first date of marketing of the PRODUCT.

6.05 Such limitation shall not apply to products already marketed in the TERRITORY by COMPANY at the date of signature of this Agreement.

6.06 Any promotional and marketing cost and expense of the PRODUCT in the TERRITORY shall be borne by COMPANY.

6.07 By December of each year, the COMPANY's marketing plan for the PRODUCT shall be provided to IBSA for discussion and COMPANY shall, in good faith, consider any recommendations IBSA may deem appropriate.

ART. VII INTELLECTUAL PROPERTY RIGHTS

7.01 COMPANY undertakes not to have registered and/or use any marks or signs that are capable of being confused in respect of sound, appearance or meaning with the TRADEMARK in the TERRITORY.

7.02 COMPANY shall not use the TRADEMARK on stationery, business cards or signs, building directories or telephone listings, unless it has received written approval of such use from IBSA, and shall not use them in combination with any other name or word, except in combination with the name COMPANY and/or with the COMPANY logo.

7.03 IBSA retains the right to specify, from time to time, the format in which COMPANY shall use and display the TRADEMARK, and COMPANY shall only use or display the TRADEMARK in a format approved by IBSA.

7.04 COMPANY acknowledges and agrees that the rights to the TRADEMARK granted to COMPANY and obtained by COMPANY as a result of or in connection with this Agreement are license rights only, and nothing contained in that provision constitutes or shall be construed to be an assignment of any or all of IBSA's rights in the TRADEMARK.

7.05 COMPANY acknowledges and agrees that IBSA has, shall retain, and may exercise, both during the term of this Agreement and thereafter, all rights and remedies available to a trademark licensor, whether derived from this Agreement, from the law, or otherwise, as a result of or in connection with COMPANY's breach of this Agreement, and misuse of the Intellectual Property rights granted by this Agreement.

7.06 IBSA shall at its own cost and expense maintain the TRADEMARK in force in the TERRITORY. If IBSA fails to maintain the TRADEMARK in force in the TERRITORY the COMPANY shall have the right, but not the obligation to maintain the TRADEMARK.

7.07 IBSA shall, at its own cost, maintain the PATENTS, when granted, as listed in Enclosure 1.15 hereto in force in the TERRITORY. If IBSA fails to maintain the PATENTS in force in the TERRITORY the COMPANY shall have the right, but not the obligation to maintain the PATENTS (it being understood that the PATENTS remain the exclusive property of IBSA in accordance with Section 7.10).

7.08 COMPANY shall not during or after the term of this Agreement, do or cause to be done any act or thing challenging, contesting, impairing, invalidating, or tending to impair or invalidate any of IBSA's rights to its TRADEMARK and PATENTS, or any registrations/renewal derived from such rights.

7.09 If either Party learns of an infringement, unauthorized use, misappropriation or ownership claim or threatened infringement or other such claim (an "Infringement") by a Third Party by reason of the use or sale of a product or compound (including a Generic Product) in the TERRITORY that is or reasonably could be directly substitutable with the PRODUCT being marketed and sold in the TERRITORY, such Party shall within **** business days notify the other Party in writing and shall promptly provide such other Party with available evidence of such Infringement.

If any such Infringement relates to the infringement by Third Party(ies) of PATENTS or TRADEMARKS in the TERRITORY, IBSA shall have the first right, but not the duty, to institute infringement actions against Third Parties. If IBSA institutes an infringement action COMPANY, through its own counsel, shall have the right to participate in such action. If IBSA (or its designee) does not secure actual cessation of such Infringement or institute an infringement proceeding against an offending Third Party within **** days of learning of such Infringement, and COMPANY reasonably believes that such Infringement adversely impacts its sales of the affected Product, COMPANY will so notify IBSA, in writing, and COMPANY shall at its option and cost institute infringement proceedings. IBSA agrees to cooperate with COMPANY, at the cost of COMPANY, to execute all lawful papers and instruments, to make all rightful oaths and declarations, and to provide consultation and assistance as may be necessary in the infringement litigation.

Each Party shall execute all necessary and proper documents, take such actions as shall be appropriate to allow the other Party to institute and prosecute such infringement actions and shall otherwise cooperate in the institution and prosecution of such actions (including, without limitation, consenting to being named as a nominal party thereto). Any award paid by Third Parties as a result of such an infringement action (whether by way of settlement or otherwise) shall be divided equitably between IBSA and COMPANY based upon the damages (including lost profits) suffered by the Parties as a result of the third party's actions. The Parties shall use good faith efforts to reach an agreement on the amount to be paid to each Party but, failing such agreement, either party may bring an action for final and equitable distribution of said funds under the decision of a **** judge and the competent court in ****.

In no event shall either Party have any right to settle, compromise or grant a Third Party infringer a license under any infringed PATENTS or TRADEMARKS with respect to any Infringement claims relating to the PRODUCT or any IBSA TRADEMARK in the Territory, and either Party shall only have the right to engage in such settlement, compromise and licensing with the consent of the other Party, which shall not be unreasonably withheld or delayed.

7.10 COMPANY acknowledges that all the PATENTS and KNOW-HOW and/or documentation pertaining to the PRODUCT, as well as the relevant rights to the exploitation thereof within the TERRITORY, are exclusive property of IBSA.

ART. VIII QUALITY AND QUALITY ASSURANCE

8.01 IBSA shall supply the PRODUCT in a manner consistent with industry standards and in accordance with applicable laws, rules and regulations in the Territory, including but not limited to cGMP manufacturing standards and in accordance with the PRODUCT SPECIFICATIONS and terms and conditions set forth in the PRODUCT NDA, including PRODUCT labeling approved by the FDA.

8.02 IBSA agrees that PRODUCT supplied hereunder will be manufactured, stored and tested at facilities which are approved by the FDA and any other relevant REGULATORY AUTHORITY and that PRODUCT when delivered will not be adulterated or misbranded under the FDA Act and will have remaining expiry dating of at least **** from the date of delivery to COMPANY. IBSA and COMPANY shall, in good faith cooperation, endeavour to optimize dating at the time of PRODUCT delivery.

8.03 The Parties agree to enter into the Quality Agreement within **** from the EXECUTION DATE which shall include the terms set forth on Enclosure 8.03 and such other terms and conditions, not inconsistent with this Agreement, which are customarily contained in such an Agreement.

8.04 IBSA shall assume full responsibility and hold COMPANY free and harmless with regard to any liability, claim, damage or loss which COMPANY may suffer or incur by reason of use of, or any claim which could be proved to be arising from a manufacturing error, or non compliance with the PRODUCT SPECIFICATIONS and applicable laws, rules and regulations in the TERRITORY as related to IBSA's responsibilities under this Agreement including, but not limited to cGMP except for liabilities that solely arise from the negligence of COMPANY.

8.05 COMPANY shall hold IBSA free and harmless from any claim, suit, or action directed against IBSA by any third party arising as a consequence of damages, liability, losses, costs and expenses caused by COMPANY's or by COMPANY's designees' improper storage, distribution, sale of the PRODUCT, misuse of the KNOW-HOW disclosed by IBSA, and marketing and information about the PRODUCT except for liabilities that solely arise from IBSA's negligence.

8.06 IBSA agrees to accept the return of PRODUCT, which do not satisfactorily comply with the PRODUCT SPECIFICATIONS and the PRODUCT NDA as submitted to the FDA.

8.07 IBSA shall also bear the costs for freight, insurance, customs, etc., incurred for PRODUCT, which must be replaced to COMPANY and for those batches of PRODUCT to be returned to IBSA, or destroyed by COMPANY, as IBSA may choose.

8.08 The replaced PRODUCT must be provided to COMPANY as soon as commercially practicable and shall comply with the PRODUCT SPECIFICATIONS and the PRODUCT NDA.

ART. IX INDEMNIFICATION

9.01

(a) COMPANY shall indemnify, defend and hold harmless the IBSA Indemnified Parties from and against all liabilities, losses, claims, demands, assessments, fines, damages, costs and expenses (including, without limitation, reasonable attorneys' and consultants' fees and expenses and all costs of defense) (collectively, "Liabilities") that may be incurred on account of the infringement or misappropriation of any copyright or TRADEMARK arising out of the marketing and/or sale of the PRODUCT in the TERRITORY during the term of this Agreement and COMPANY shall, at its sole cost and expense, investigate, defend and otherwise deal with any suit, action, claim, complaint, investigation or proceeding in which such infringement or misappropriation is alleged, provided COMPANY is notified of same;

(b) IBSA shall indemnify, defend and hold harmless the COMPANY Indemnified Parties from and against all Liabilities that may be incurred on account of the infringement or misappropriation of any patent, trade secret or other proprietary right arising out of the development, manufacture, importation, use and sale of the PRODUCT in the TERRITORY during the term of this Agreement (including, without limitation, any claim or infringement or misappropriation relating to the supply of the PRODUCT by **** or any other CONTRACT MANUFACTURER) and IBSA shall, at its sole cost and expense, investigate, defend and otherwise deal with any suit, action, claim, complaint, investigation or proceeding in which such infringement or misappropriation is alleged, provided IBSA is notified of same.

(c) The preceding Sections 9.01(a) and (b) notwithstanding, neither Party may settle or compromise any such claim for infringement or misappropriation without the other Party's approval if such settlement or compromise would deprive the other Party of any material rights or interests it held prior to such settlement or compromise. The Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnifying Party, and to participate in defense thereof. The reasonable expense of such counsel shall be the expense of the Indemnified Party unless the Indemnifying Party has failed to assume the defense of the Indemnified Party or employ reasonably satisfactory counsel. The Indemnifying Party shall reimburse the Indemnified Party on a monthly basis for all reasonable fees, costs and expenses incurred by the Indemnified Party promptly after submission of statements of expenses during the pendency of such proceeding or investigation. The rights of indemnification described herein will not apply to consequential damages sustained directly by a party (including, by way of example, such party's lost profits), but may include, without limitation, consequential damages sustained by third parties.

9.02 Indemnification by COMPANY. COMPANY shall indemnify, defend and hold harmless the IBSA Indemnified Parties from and against any and all Liabilities arising out of, relating to, or incidental to (a) handling, storage, transportation, use, distribution, promotion, marketing and sale of the PRODUCT by COMPANY or its Affiliates pursuant to this Agreement in the TERRITORY, except for any Liabilities for which IBSA has agreed to indemnify COMPANY pursuant to Sections 9.01(b) and/or 9.03 hereof, (b) for the breach or inaccuracy of any representations or warranties made by, or covenants of, COMPANY in this Agreement; and (c) the gross negligence or willful misconduct of COMPANY or any of their agents, directors, officers or employees. The indemnification set forth in this Section does not encompass indemnification for the infringement of intellectual property (set forth in Section 9.01 above).

9.03 Indemnification by IBSA. IBSA shall indemnify, defend and hold harmless the COMPANY Indemnified Parties from and against all Liabilities arising out of, relating to, or incidental to (a) the failure of the PRODUCT during the shelf life of such Product to meet the PRODUCT SPECIFICATIONS, cGMP, requirements of REGULATORY AUTHORITIES and applicable law; (b) the breach or inaccuracy of any representations or warranties made by, or covenants of, IBSA in this Agreement; and (c) the gross negligence or willful misconduct of IBSA, or any of its agents, directors, officers or employees. The indemnification set forth in this Section does not encompass indemnification for the infringement of intellectual property (set forth in Section 9.01 above)

9.04 Insurance. Each Party shall maintain (and IBSA shall cause any permitted CONTRACT MANUFACTURER to maintain) in effect at all times during the Term of this Agreement insurance with a carrier with a Standard&Poor's, Moody's or Fitch rating that is reasonably customary for insurance carriers that provide insurance to the pharmaceutical industry. Such insurance shall include, without limitation, worker's compensation in statutory amounts, and employers' liability insurance, comprehensive general liability insurance (including product liability) and automobile insurance in amounts not less than **** per occurrence and in the aggregate. Each party shall designate the other and its Affiliates as "additional insureds" on such insurance policies. IBSA shall cause any permitted CONTRACT MANUFACTURER to designate COMPANY and its Affiliates as "additional insureds" on such insurance policies. On or before the EXECUTION DATE and thereafter upon a party's reasonable request, the other party hereto shall provide (and IBSA shall cause any permitted CONTRACT MANUFACTURER to provide) the requesting party with certificates of insurance, evidencing such coverage, which shall also state that the additional insured shall be provided a minimum of **** days' prior written notice of any proposed cancellation, or expiration without renewal, and **** days' prior written notice of any proposed change in carriers or material terms of coverage.

9.05 Limitation of Liability. Except in the event of willful breach or to the extent of any Liability to a third party in connection with the indemnification provisions set forth in Sections 9.01, 9.02 and/or 9.03, in no event shall COMPANY, IBSA or their Affiliates be liable for any claim under this Agreement for special, indirect and/or consequential damages, including lost profits or lost revenues

ART. X PHARMACOVIGILANCE OF THE PRODUCT

10.01 IBSA and COMPANY shall furthermore conclude and enter into the Pharmacovigilance Agreement which shall include the provisions set out in Enclosure 10.01 to this Agreement and other terms and conditions not inconsistent with this Agreement which are customary in such an Agreement within **** of the EXECUTION DATE of this Agreement.

ART. XI SALES FORECAST AND PURCHASE ORDERS

11.01 Subject to Section 11.02, COMPANY will purchase a minimum quantity of the PRODUCT equal as follows:

a) **** for commercial purposes by the end of the FIRST MARKETING YEAR and

b) **** during the SECOND MARKETING YEAR and

c) **** patches during the THIRD MARKETING YEAR and

d) **** patches in each MARKETING YEAR thereafter through the **** MARKETING YEAR.

COMPANY shall be entitled to count against the minimum purchase requirements set forth in this Section all PRODUCT patches ordered for delivery (as that term is used in Section 14.01) in the relevant period including any such PRODUCT which is not timely delivered (as that term is defined in Section 14.01) by IBSA. The COMPANY and IBSA shall in good faith re-negotiate the above minimum purchase requirements to take into account any NEGATIVE MARKET EVENT. Any PRODUCT ordered by COMPANY for delivery (as that term is used in Section 14.01) prior to the commencement of the FIRST MARKETING YEAR shall be considered to be purchased during the FIRST MARKETING YEAR.

11.02 Should COMPANY fail to meet the annual minimum purchase commitment during any MARKETING YEAR through the **** MARKETING YEAR, COMPANY will pay to IBSA as a penalty an amount equal to **** per patch multiplied by the difference between the minimum purchase obligation and the number of patches actually delivered to COMPANY (in accordance with Section 14.01) plus any additional patches which are to be counted as if delivered pursuant to Section 11.01 (the "SHORTFALL PURCHASE AMOUNT") within **** months after the end of each minimum purchase period.

11.03 One month prior to the beginning of the FIRST MARKETING YEAR and each MARKETING YEAR through the **** MARKETING YEAR thereafter, COMPANY shall provide IBSA with a bank letter of credit for an amount equal to ****% of the maximum SHORTFALL PURCHASE AMOUNT as computed in Section 11.02 for the then next MARKETING YEAR which shall be drawable by IBSA in the event, and to the extent, COMPANY fails to timely make a payment of the SHORTFALL PURCHASE AMOUNT.

11.04 For the FIRST MARKETING YEAR through the **** MARKETING YEAR, COMPANY shall be obliged to provide the bank guaranty and pay any required SHORTFALL PURCHASE AMOUNT. If for any minimum purchase period in any MARKETING YEAR from the **** MARKETING YEAR through the **** MARKETING YEAR, for any reason, COMPANY does not (a) provide the bank guaranty provided for in Section 11.03 or (b) pay any SHORTFALL PURCHASE AMOUNT due under Section 11.02 within **** months from IBSA's demand (which can be made at any time within **** after the due date for delivery of a bank guaranty or payment of the SHORTFALL PURCHASE AMOUNT), IBSA holds the right to terminate the present Agreement or make the license rights contained herein non-exclusive.

11.05 At least **** months immediately prior to each MARKETING YEAR, COMPANY shall inform IBSA of its purchase expectations for the following MARKETING YEAR. At the beginning of each quarter, COMPANY shall provide an updated rolling forecast for the year. COMPANY shall issue the final orders at least **** months before the required delivery date. All orders will have to be confirmed in writing by IBSA, within **** days from receipt. Each order shall be in a minimum quantity of at least:

a) **** for the envelope with ****

b) **** for the envelope with ****

11.06 In the event that COMPANY's orders exceed the forecast, IBSA shall not be responsible for delivering quantities in excess of **** above the original purchase forecast. Except as provided in the previous sentence IBSA shall be obligated to timely deliver, in accordance with Section 14.01, to COMPANY all PRODUCT ordered in compliance with the requirements of this Article XI.

11.07 The PRODUCT will be packaged by IBSA at its cost in accordance with the PRODUCT NDA. All expenses relating to the costs and destruction of the remaining stock of packaging material resulting from a change instigated by FDA and by COMPANY are to be invoiced to COMPANY. The Parties will discuss optional packaging of the PRODUCT by COMPANY.

ART. XII TRANSFER PRICE

12.01 IBSA will supply the PRODUCT to COMPANY in accordance with the prices and conditions as stated in Enclosure 12.01 to the present Agreement (the Initial Transfer Price)

12.02 The initial transfer price shall not be reviewed during the first **** of marketing, effective from the LAUNCHING DATE.

12.03 IBSA shall communicate in writing with **** notice prior to the beginning of the **** MARKETING YEAR, any subsequent requested increase of the transfer price, which may take place no more often than once every ****. Any transfer price increase will be negotiated by the Parties in good faith and such an increase will not be higher than **** of the then current transfer price.

ART. XIII PAYMENT TERMS

13.01 Payment will be in U.S. dollars by direct bank transfer to a Swiss bank as directed by IBSA payable at **** days from invoice date.

ART. XIV SHIPPING TERMS

14.01 All shipments of PRODUCT shall be provided by IBSA on ex-works basis at IBSA's secondary packager in the United States (it being understood that IBSA is responsible for finishing and packaging the PRODUCT). In the event that IBSA uses a secondary packager outside of the United States, IBSA will bear any costs until the PRODUCT is delivered to COMPANY at a mutually agreeable place in the United States.

ART. XV TERM AND TERMINATION

15.01 This Agreement shall commence on the EXECUTION DATE and shall be kept in force up to ****. After this term, the Agreement will be automatically renewed for **** year periods, unless COMPANY gives notice of termination to IBSA at least **** months prior to the expiry of the Agreement.

15.02 The obligation of IBSA to sell and COMPANY to purchase PRODUCT under this Agreement and for COMPANY to make the payment (or for any payment to be made under the letter of credit) pursuant to Section 3.02 will commence on the satisfaction of the last of the conditions precedent set forth below:

a) Receipt of all clearances necessary under the Hart-Scott-Rodino Antitrust Improvements Act with respect to this Agreement and that certain agreement between the COMPANY and IBSA granting to COMPANY exclusive United States marketing rights to Tirosint;

b) IBSA agrees to deliver to COMPANY the ****, substantially in the form attached hereto as Enclosure 4.05 executed by **** and IBSA (it being understood that COMPANY may in its sole discretion waive this condition).

15.03 Both Parties hereto reserve themselves the right of earlier termination in case of a material breach of contract by the other Party. The Party in default shall be given a term of **** after written notice of said breach by the non-breaching party to fulfil its obligations hereunder and, if after such period it is still in material breach of contract (or if such breach cannot be reasonably cured in said **** period, such longer period as is commercially reasonable to cure such breach), the other Party shall have the right to cancel this Agreement forthwith, without prejudice to any obligations or liabilities of either Party already accrued prior to such termination.

15.04 Either Party may, at its option, terminate this Agreement following **** written notice to the other Party, if such other Party shall become insolvent, or shall make an assignment for the benefit of creditors, become involved in receivership, bankruptcy or other insolvency or debtor relief proceedings, or any similar proceedings, or in proceedings, voluntary or forced, whereby such other Party is limited in the free and unrestrained exercise of its own judgement as to the carrying out of the terms of this Agreement.

15.05 COMPANY reserves for itself the right to terminate this Agreement in the event a FAILURE TO SUPPLY has occurred by giving IBSA written notice within **** after the end of any month in which criteria for FAILURE TO SUPPLY has been satisfied.

15.06 Both parties reserve for themselves the right to terminate this Agreement if the COMMENCEMENT DATE has not been reached within **** months after the EXECUTION DATE. If this Agreement is terminated pursuant to this Section 15.06, (a) the **** paid by COMPANY to IBSA pursuant to the Letter of Intent executed in connection herewith shall be returned to COMPANY and (b) COMPANY shall reimburse IBSA one half of the out-of-pocket costs and expenses incurred by IBSA in ordering PRODUCT from ****as of the EXECUTION DATE, which reimbursed amount shall, in no event, exceed an amount equal to ****.

15.07 IBSA reserves the right for itself to terminate this Agreement or make COMPANY'S rights hereunder non-exclusive if, for any reason, in any of the FIRST through the **** MARKETING YEARS the COMPANY does not order **** of the MINIMUM PURCHASE REQUIREMENTS for said MARKETING YEAR. Any action IBSA desires to take under this Section 15.07 must be taken by giving COMPANY written notice within **** after the end of any such MARKETING YEAR.

15.08 In the event COMPANY terminates this Agreement pursuant to Sections 15.03 or 15.05 prior to the end of the **** MARKETING YEAR, IBSA and COMPANY shall enter into good faith negotiations with respect to the amount of the fee paid to IBSA pursuant to Section 3.02 which should be returned to COMPANY. In the event the Parties cannot agree on the amount of said fee to returned to COMPANY, either party may bring an action for final settlement under the decision of a **** judge and the competent court in ****.

ART. XVI RIGHTS AND DUTIES AFTER TERMINATION OR EARLIER CANCELLATION

16.01 Upon termination of this Agreement COMPANY shall take any desirable and necessary step, as may be permitted by the laws of the TERRITORY, in order to give back to IBSA or to any other company designated in writing by IBSA, the possibility for marketing the PRODUCT within the TERRITORY.

16.02 Upon termination of this Agreement COMPANY will immediately refrain from using the IBSA TRADEMARK in the TERRITORY, in accordance with the provision of Article 7, paragraph 7.05 of this Agreement.

16.03 It is understood and agreed by and between the parties hereto that neither the expiration nor the termination of this Agreement for whatsoever reason will itself (absent implication of another provision of this Agreement) oblige either Party to indemnify the other Party and/or any of its Affiliates.

16.04 Upon termination of the present Agreement for any reason, IBSA shall fulfil those orders placed by COMPANY and accepted by IBSA before termination.

16.05 Upon termination of this Agreement for any reason, IBSA, at its option, will purchase from COMPANY at the price paid by COMPANY to IBSA plus landed costs and COMPANY agrees to sell to IBSA upon exercise of said option, all or any part of current inventories at COMPANY costs (i.e. product cost +**** to cover transportation and handling) provided that such inventories/stock conform to the provisions of the present Agreement. Such option shall be exercised by written notice within **** days from effective date of termination. Should IBSA not exercise such option, COMPANY shall be entitled to sell the PRODUCT in the TERRITORY at prices which will not perturb the market and/or the ordinary distribution of the PRODUCT by IBSA or any new distributor. Any non-saleable (e.g. damaged) inventory shall be destroyed by COMPANY at its own cost.

ART. XVII CHANGE OF CONTROL

17.01 In the event of change of the shareholding control of COMPANY, IBSA will be promptly informed by COMPANY in writing.

17.02 If, prior to the **** anniversary of the EXECUTION DATE, a CHANGE OF SHAREHOLDING CONTROL results in SHAREHOLDING CONTROL of COMPANY being held by a third party who is actively marketing **** in the TERRITORY, IBSA shall have the right, at its sole discretion, to terminate this Agreement within **** days from the date of receipt of the written information.

ART. XVIII REPRESENTATIONS, WARRANTIES AND COVENANTS

18.01 By IBSA. IBSA hereby represents, warrants, and covenants to COMPANY as:

a) IBSA is a duly organized company under the laws of Switzerland and validly existing;

b) IBSA has the requisite authority to execute and deliver this Agreement and to perform its obligations hereunder, without limitation, in manufacturing and supplying the PRODUCT to COMPANY hereunder in accordance with the terms of this Agreement;

c) Any PRODUCT delivered by or on behalf of IBSA to COMPANY shall, at time of shipment have been formulated, manufactured, packaged and stored at facilities approved by the FDA, in conformity with cGMP requirements, the PRODUCT SPECIFICATIONS and applicable law and shall not be adulterated, misbranded or otherwise determined legally violative of the FD&C Act;

d) The execution and performance of this Agreement by IBSA hereunder are not and will not be in violation of, or constitute a default under, or conflict with the organic documents of IBSA, any judgment, decree, order or award of any court, governmental body or arbitrator having jurisdiction over IBSA, any applicable law or any contract or other obligation to which IBSA is a party or by which it is bound;

e) IBSA is not debarred and IBSA does not and will not use in any capacity the services of any person debarred under Section 306(a) and (b) of the FD&C Act;

f) There are no investigations, adverse third party allegations, actions or claims against IBSA, including any pending or, to IBSA's knowledge, threatened action against IBSA, in any court or by or before any governmental body or agency, with respect to the PRODUCT, the manufacture of the PRODUCT at the Facilities or its obligations set forth herein which may adversely affect IBSA's ability to perform its obligations under this Agreement;

g) IBSA currently possesses and shall, at its own cost, maintain all necessary licenses, permits, registrations, or approvals required by the FDA, or other relevant governmental agencies in connection with the manufacture, filling, package, storage, and shipment of PRODUCT, including without limitation, the PRODUCT NDA, and permits related to the Facilities, and IBSA is in compliance in all material respects with such licenses, permits, registrations and approvals;

h) The PRODUCT delivered to COMPANY under this Agreement (i) shall meet the PRODUCT SPECIFICATIONS in effect as of the date that title to such PRODUCT passes to COMPANY, (ii) shall be in compliance with the PRODUCT SPECIFICATIONS, including PRODUCT Labeling, throughout the shelf-life of such PRODUCT, (iii) shall be approved by the FDA (without any post-approval commitments) and satisfy all regulations and laws applicable to the manufacture, packaging, storage and shipment of such PRODUCT, (iv) shall not be adulterated or misbranded pursuant to Sections 501 and 502 of the FD&C Act (21 U.S.C.A. Sections 351 & 352), (v) shall not be an article that may not be introduced into interstate commerce consistent with the intended use for such PRODUCT pursuant to the FD&C Act or any other applicable laws, (vi) shall conform with the applicable expiration dating of such PRODUCT (vii) shall not be the subject of any relevant information not disclosed to the FDA and (viii) shall be manufactured, stored and tested at facilities approved by the FDA;

i) The PRODUCT delivered to COMPANY pursuant to this Agreement, at the time of delivery, shall be free and clear of all liens, security interests or other encumbrances;

j) The manufacture, sale or use of the PRODUCT provided by IBSA under this Agreement will not infringe any patent right, trade secret or other government grant of intellectual property of any third party, or otherwise violate any applicable laws. As of the EXECUTION DATE, to IBSA' Knowledge, none of the IBSA KNOW-HOW in existence on the EXECUTION DATE was obtained by IBSA in violation of any contractual or fiduciary obligation to which IBSA or any of its employees or staff members are or were bound, or by the misappropriation of the trade secrets of any third party.

k) As of the EXECUTION DATE, IBSA has not entered into, and during the term of this Agreement will not enter into, any agreement with any third party which is in conflict with the rights granted to the COMPANY under this Agreement.

l) As of the EXECUTION DATE, IBSA has provided to COMPANY a completed United States Tax Form W-8BEN, which Form is accurate and complete.

m) IBSA has a commercial manufacturing agreement with **** and the agreement is in full force and effect and will allow supply of the PRODUCT over the Term under the terms and conditions of this Agreement (it being understood that IBSA may appoint an additional CONTRACT MANUFACTURER that is reasonably acceptable to COMPANY).

EXCEPT FOR THE REPRESENTATIONS, WARRANTIES, AND COVENANTS UNDER THIS AGREEMENT, IBSA MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCT, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

18.02 By COMPANY represents, warrants, and covenants to IBSA as follows:

a) COMPANY is a duly organized Company under the laws of Delaware and validly existing;

b) COMPANY has the requisite corporate authority to execute and deliver this Agreement and to perform its obligations hereunder;

c) The execution and performance of COMPANY's obligations hereunder are not and will not be in violation of or in conflict with any material obligations it may have to any third party;

d) COMPANY is not debarred and COMPANY has not and will not use in any capacity the services of any person debarred under Section 335(a) of the FD&C Act;

e) COMPANY has and will maintain throughout the term of this Agreement, all permits in order for COMPANY to execute and deliver this Agreement and perform its obligations hereunder in accordance with all applicable law and shall otherwise perform its obligations hereunder in a manner which complies, in all material respects, with all applicable permits; and

f) There are no investigations, adverse third party allegations, actions or claims against COMPANY, including any pending or, to COMPANY's knowledge, threatened action against COMPANY in any court or by or before any governmental body or agency, with respect to the PRODUCT or its obligations set forth herein which may adversely affect COMPANY's ability to perform its obligations under this Agreement

g) COMPANY will comply with any applicable law, regulations, governmental order, ethical code, related to or in connection with the activity of promotion and marketing of the PRODUCT in the TERRITORY.

ART. XIX BREACH AND DISPUTE RESOLUTION.

19.01 Initial Negotiations. The executive officers in charge of the Parties shall meet as often as shall reasonably be required to review the performance of the parties under this Agreement and to resolve any disputes. If these representatives are unable to resolve a dispute within **** calendar days after the initial request for a meeting, then the dispute shall be submitted to executive-level negotiations as described in Section 19.02;

19.02 Executive-Level Negotiations. Face-to-face negotiations shall be conducted by senior executive officers of the Parties, in order to resolve the dispute within **** calendar days after the representatives have commenced negotiations, or **** calendar days have passed since the initial request for negotiations at this level. Should the negotiation fail, Article 22 shall apply.

ART. XX MISCELLANEOUS

20.01 Neither Party shall be in default hereunder by reason of its delay in the performance of, or failure to perform, any of its obligations hereunder, if such delay is caused by strikes, acts of God or public enemy, riots, incendiaries, interference by civil or military authorities, compliance with government laws, rules and regulations, inability to secure necessary governmental priorities for the materials, or any circumstances beyond its reasonable control and without its fault or negligence ("Force Majeure"). The Party so affected shall immediately notify the other Party of such inability and of the period for which such inability is expected to continue. The Party giving such notice shall be excused from the performance, or the punctual performance, of such obligations, as the case may be, from the date of such notice until the end of the Force Majeure event. Each Party shall use reasonably diligent efforts to avoid or minimize the duration of any Force Majeure event.

20.02 If as a result of unforeseen events or developments in the external legal, regulatory or commercial environment, inequitable hardship is caused for one or both Parties which runs counter to the aim of this Agreement and which the one Party cannot reasonably and in good faith expect the other Party to tolerate, the Parties will discuss and seek in good faith to find mutually equitable ways to amend the Agreement in order to re-establish the basic economic balance of this Agreement.

20.03 The Parties shall have **** months to agree to revise terms for this Agreement, following receipt of such notification that a Party wishes to proceed under this Article.

20.04 If any of the terms or provisions of this Agreement are in conflict with any applicable statute or rule of law, then such terms or provisions shall be deemed inoperative to the extent that they may confIict therewith, and shall be modified to conform with such statute or rule of law, in such form as will most closely reflect the commercial and mutual intent of the Parties under this Agreement.

20.05 This Agreement will be binding upon and endure to the benefit of the Parties, their affiliates and/or subsidiaries. This Agreement may not be assigned by either Party, other than to an affiliate, without the consent of the other. The Parties hereto undertake to impose the obligations of the Agreement on all their respective legal successors and/or assignees. Any amendment or modification of this Agreement will be in writing and signed by each of the Parties hereto.

20.06 No change or modification in the conditions or clauses of the present Agreement shall be accepted unless written and signed by both Parties.

20.07 Any new clinical studies with respect to the PRODUCT shall be approved by IBSA and such approval shall not be unreasonably withheld or delayed. In the event that COMPANY performs any such studies it shall provide to IBSA the right to use and reference data of said studies which COMPANY uses for label expansions or in publications. In the event IBSA intends to perform any such studies, it shall notify COMPANY and without COMPANY's consent shall not perform any study that is likely to impact the labelling or marketing of the PRODUCT in the TERRITORY. IBSA will file with the FDA and fulfill the FDA post-approval requirement concerning a **** of the PRODUCT. IBSA will perform such clinical trial in consultation with COMPANY. Such clinical trial and FDA filing shall be paid for by IBSA, except to the extent the cost exceeds an amount equal to ****, in which case, the Parties will share **** the cost of such trial that is in excess of ****.

20.08 Both Parties shall use their best efforts to file all information required pursuant to the Hart-Scott Rodino Antitrust Improvements Act with the US Federal Trade Commission as soon as practicable. Such filing shall be complete and accurate. Each Party will promptly and completely respond to any requests for further information in connection with such filing and shall keep the other Party fully apprised of any governmental inquiries or other contacts in connection with such filing.

20.09 For good and valuable consideration, during the Term of this Agreement, IBSA hereby grants to COMPANY a right of first refusal for exclusive marketing and distribution rights to the following products: ****. COMPANY agrees to either enter into good faith negotiations with respect to one or both of these products (or decline to enter into such negotiations) within **** following notice by IBSA that a product is a viable commercial opportunity as determined by IBSA in good faith, which IBSA wishes to bring to market. Neither Party has any further responsibility to the other Party with respect to either product unless the Parties enter into a definitive agreement with respect to **** these products.

ART. XXI NOTICES

21.01 Any paper to be served or notified to the Parties shall be sent by fax and confirmed by registered airmail, return receipt letter, properly addressed to the Party concerned at the address stated in the preamble to this Agreement, and the time limit shall be counted from the date of the fax.

21.02 Either Party may change such address by 30 (thirty) days prior written notice. The contract language is English.

ART. XXII GOVERNING LAW AND JURISDICTION

22.01 The present License Agreement and the legal relationship between the Parties hereto shall be construed in accordance with the laws of ****.

22.02 In the event of any dispute arising out of or in connection with the execution or the interpretation of this Agreement, both Parties will endeavour to settle such dispute amicably between themselves.

22.03 All disputes arising in connection with the present Agreement shall reach final settlement under the decision of a **** judge and the competent court shall be in ****.

IN WITNESS THEREOF, the Parties hereto have caused this Agreement to be executed in duplicate by their duly authorized officers as of the day and year first written above.

IBSA Institut Biochimique SA (Switzerland) /s/ Dr. Arturo Licenziati Name: Dr. Arturo Licenziati Title: President Date: August 16, 2007	Alpharma Pharmaceuticals LLC /s/ Ronald Warner Name: Ronald Warner Title: President Date: August 16, 2007

**** Indicates that material has been omitted and filed separately with the Securities and Exchange Commission.